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                                                              Exhibit 10.3

                               SEVERANCE AGREEMENT

     AGREEMENT between FOREST OIL CORPORATION, a New York corporation (the "Company"), and _____________________("Employee"),

                              W I T N E S S E T H:

     WHEREAS, the Company desires to attract and retain certain key employee personnel and, accordingly, the Board of Directors of the Company (the "Board") has approved the Company entering into a severance agreement with Employee in order to encourage his continued service to the Company; and

     WHEREAS, Employee is prepared to commit such services in return for specific arrangements with respect to severance compensation and other benefits;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and Employee agree as follows:

     1.   DEFINITIONS.

          (a) "ANNUAL COMPENSATION" shall mean an amount equal to the greater of:

               (i) Employee's annual base salary at the annual rate in effect at the date of his Involuntary Termination;

               (ii) Employee's annual base salary at the annual rate in effect sixty days prior to the date of his Involuntary Termination; or

               (iii) Employee's annual base salary at the annual rate in effect immediately prior to a Change of Control.

          (b) "CHANGE IN DUTIES" shall mean the occurrence of any one or more of the following:

               (i) A significant change in the nature or scope of Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

               (ii) A reduction in Employee's base salary from that provided to him immediately prior to the date on which a Change of Control occurs;

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               (iii) A diminution in Employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation which are the greater of (A) the opportunities provided by the Company (including its subsidiaries) for employees with comparable duties or (B) the opportunities under any such plans under which he was participating immediately prior to the date on which a Change of Control occurs;

               (iv) A diminution in employee benefits (including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Employee from the greater of (A) the employee benefits and perquisites provided by the Company (including its subsidiaries) to employees with comparable duties or (B) the employee benefits and perquisites to which he was entitled immediately prior to the date on which a Change of Control occurs; or

               (v) A change in the location of Employee's principal place of employment by the Company (including its subsidiaries) by more than 50 miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs.

          (c) "CHANGE OF CONTROL" means the occurrence of any one or more of the following events:

               (i) The Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);

               (ii) The Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

               (iii) The Company is to be dissolved and liquidated;

               (iv) Any person or entity, including a "group" as contemplated by
          Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or

               (v) As a result of or in connection with a contested election of directors, the persons who were directors of the

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          Company before such election shall cease to constitute a majority of the Board.

     Notwithstanding the foregoing, the term "Change of Control" shall not include any reorganization, merger or consolidation involving solely the Company and one or more previously wholly-owned subsidiaries of the Company.

          (d) "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board.

          (e) "DISABILITY" shall mean that, as a result of Employee's incapacity due to physical or mental illness, he shall have been absent from the full-time performance of his duties for six consecutive months and he shall not have returned to full-time performance of his duties within thirty days after written notice of termination is given to Employee by the Company (provided, however, that such notice may not be given prior to thirty days before the expiration of such six-month period).

          (f) "INVOLUNTARY TERMINATION" shall mean any termination of Employee's employment with the Company which:

               (i) does not result from a resignation by Employee (other than a resignation pursuant to clause (ii) of this subparagraph (f)); or

               (ii) results from a resignation by Employee on or before the date which is sixty days after the date upon which Employee receives notice of a Change in Duties;

     provided, however, the term "INVOLUNTARY TERMINATION" shall not include a Termination for Cause or any termination as a result of Death, Disability, or Retirement.

          (g) "RETIREMENT" shall mean Employee's resignation on or after the date he reaches age sixty-five.

          (h) "SEVERANCE AMOUNT" shall mean an amount equal to 1.5 times Employee's Annual Compensation.

          (i) "SEVERANCE PERIOD" shall mean a period commencing on the date of such Involuntary Termination and continuing for eighteen months.

          (j) "TERMINATION FOR CAUSE" shall mean termination of Employee's employment by the Company (or its subsidiaries) by reason of

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     Employee's (i) gross negligence in the performance of his duties, (ii)
     willful and continued failure to perform his duties, (iii) willful engagement in conduct which is materially injurious to the Company or its subsidiaries (monetarily or otherwise) or (iv) conviction of a felony or a misdemeanor involving moral turpitude.

     2. SERVICES. Employee agrees that he will render services to the Company (as well as any subsidiary thereof or successor thereto) during the period of his employment to the best of his ability and in a prudent and businesslike manner and that he will devote substantially the same time, efforts and dedication to his duties as heretofore devoted.

     3. TERMINATION WITHIN TWO YEARS AFTER A CHANGE OF CONTROL. If Employee's employment by the Company or any subsidiary thereof or successor thereto shall be subject to an Involuntary Termination which occurs within two years after the date upon which a Change of Control occurs, then the Company will, as additional compensation for services rendered to the Company (including its subsidiaries), pay to Employee the following amounts (subject to any applicable payroll or other taxes required to be withheld and any employee benefit premiums) and take the following actions after the last day of Employee's employment with the
Company:

          (a) Pay Employee a lump sum cash payment in an amount equal to the Severance Amount on or before the fifth day after the last day of Employee's employment with the Company.

          (b) Cause Employee and those of his dependents (including his spouse) who were covered under the Company's medical and dental benefit plans on the day prior to Employee's Involuntary Termination to continue to be covered under such plans throughout the Severance Period, without any cost to Employee; provided, however, that (i) such coverage shall terminate if and to the extent Employee becomes eligible to receive medical and dental coverage from a subsequent employer (and any such eligibility shall be promptly reported to the Company by Employee) and (ii) if Employee (and/or his spouse) would have been entitled to retiree medical and/or dental coverage under the Company's plans had he voluntarily retired on the date of such Involuntary Termination, then such coverages shall be continued as provided under such plans.

          (c) Cause any and all outstanding options to purchase common stock of the Company held by Employee to become immediately exercisable in full and cause Employee's accrued benefits under any and all nonqualified deferred compensation plans sponsored by the Company to become immediately nonforfeitable.

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     4.   INTEREST ON LATE PAYMENTS. If any payment provided for in Paragraph
4(a) hereof is not made when due, the Company shall pay to Employee interest on the amount payable from the date that such payment should have been made under such paragraph until such payment is made, which interest shall be calculated at 10% plus the prime or base rate of interest announced by The Chase Manhattan Bank, N.A. (or any successor thereto) at its principal office in New York, and shall change when and as any such change in such prime or base rate shall be announced by such bank.

     5.   GENERAL.

          (a) TERM. The effective date of this Agreement is ___________. Within thirty (30) days after December 14, 2002 and within thirty (30) days after each successive period of time that this Agreement is in effect, the Company shall have the right to review this Agreement, and in its sole discretion either continue and extend this Agreement, terminate this Agreement, and/or offer Employee a different agreement. The Compensation Committee (excluding any member of the Compensation Committee who is covered by this Agreement or by a similar agreement with the Company) will vote on whether to so extend, terminate, and/or offer Employee a different agreement and will notify Employee of such action within said thirty-day time period mentioned above. This Agreement shall remain in effect until so terminated and/or modified by the Company. Failure of the Compensation Committee to take any action within said thirty days shall be considered as an extension of this Agreement for an additional thirty-month period of time. Notwithstanding anything to the contrary contained in this "sunset provision", it is agreed that if a Change of Control occurs while this Agreement is in effect, then this Agreement shall not be subject to termination or modification under this "sunset provision", and shall remain in force for a period of thirty months after such Change of Control, and if within said thirty months the contingency factors occur which would entitle Employee to the benefits as provided herein, this Agreement shall remain in effect in accordance with its terms. If, within such thirty months after a Change of Control, the contingency factors that would entitle Employee to said benefits do not occur, thereupon this thirty-month "sunset provision" shall again be applicable with the thirty-day time period for Compensation Committee action to thereafter commence at the expiration of said thirty months after such Change of Control and on each thirty-month anniversary date thereafter.

          (b) INDEMNIFICATION. If Employee shall obtain any money judgment or otherwise prevail with respect to any litigation brought by Employee or the Company to enforce or interpret any provision contained herein, the Company, to the fullest extent permitted by applicable law, hereby indemnifies Employee for his reasonable attorneys' fees and

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     disbursements incurred in such litigation and hereby agrees (i) to pay in full all such fees and disbursements and (ii) to pay prejudgment interest on any money judgment obtained by Employee from the earliest date that payment to him should have been made under this Agreement until such judgment shall have been paid in full, which interest shall be calculated at 10% plus the prime or base rate of interest announced by The Chase Manhattan Bank, N.A. (or any successor thereto) at its principal office in New York, and shall change when and as any such change in such prime or base rate shall be announced by such bank.

          (c) PAYMENT OBLIGATIONS ABSOLUTE. The Company's obligation to pay (or cause one of its subsidiaries to pay) Employee the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company (including its subsidiaries) may have against him or anyone else. All amounts payable by the Company (including its subsidiaries hereunder) shall be paid without notice or demand. Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and, except as provided in Paragraph 4(b) hereof, the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

          (d) SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of Employee and his estate. If Employee shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to his estate.

          (e) SEVERABILITY. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (f) NON-ALIENATION. Employee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

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          (g)  NOTICES. Any notices or other communications provided for in this
     Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered if hand-delivered to Employee at his principal place of employment or if sent by registered or certified mail to Employee at the last address he has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

          (h) CONTROLLING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

          (i) FULL SETTLEMENT. If Employee is entitled to and receives the benefits provided hereunder, performance of the obligations of the Company hereunder will constitute full settlement of all claims that Employee might otherwise assert against the Company on account of his termination of employment.

          (j) UNFUNDED OBLIGATION. The obligation to pay amounts under this Agreement is an unfunded obligation of the Company (including its subsidiaries), and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of the Company (including its subsidiaries).

          (k) NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of employment, nor shall any provision hereof affect (a) the right of the Company (or its subsidiaries) to discharge Employee at will or (b) the terms and conditions of any other agreement between the Company and Employee except as provided herein.

          (l) NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall include the plural and the plural shall include the singular. The masculine gender where appearing herein shall be deemed to include the feminine gender.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the effective date in Paragraph 5(a).


                                        "EMPLOYEE"


                                        --------------------------------
                                        [Insert Name]



                                        "COMPANY"

                                        FOREST OIL CORPORATION

                                        BY:
                                           -----------------------------
                                            NAME:  ROBERT S. BOSWELL

                                            TITLE: CHAIRMAN OF THE BOARD AND
                                                   CHIEF EXECUTIVE OFFICER



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